UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2005

CLICK COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30881	36-4088644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, 52nd Floor, Chicago, Illinois 60601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 482-9006

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                On May 5, 2005, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Click Commerce, Inc. (the “Company”) approved certain employment and compensation matters (described below) that were subsequently ratified and approved by the full Board on such date and have since implemented by the Company.   The matters so approved and implemented included the following:

Modification to a Material Employment Arrangement

                Effective May 5, 2005, the Company promoted Ms. Nancy Koenig to Executive Vice President—Operations.  In connection with her new position, her base salary increased from $160,000 to $200,000.   Ms. Koenig is also eligible to participate in the Company’s 2005 Annual Bonus Plan (described below). As an Executive Vice President of the Company, Ms. Koenig is also entitled to receive certain perquisites made available by executive officers of the Company (discussed below).  The terms of Ms. Koenig’s employment arrangement are contained in Exhibit 10.14 attached hereto and incorporated herein by reference.

                The Committee and Board also approved revised perquisites for executive officers of the Company.  Such officers are eligible to receive a health club membership, an annual education allowance of $10,000 and reimbursement for certain expenses related to tax, accounting and legal fees of up to $3,000.  The Company’s Chief Executive Officer will continue to receive certain additional perquisites set forth in his employment agreement.

2005 Annual Bonus Plan

                The Committee and Board also approved and the Company has established an annual bonus plan for the Company’s senior executives for 2005 (the “Bonus Plan”).   Under the Bonus Plan, the executive officers of the Company are eligible for cash bonuses based on the Company’s actual performance in relation to a performance target based on the Company’s 2005 reported earnings per share.  The Committee has the discretion under the Bonus Plan to create individual performance targets for each officer, and, if these individual targets are not satisfied, up to half of the bonus may be forfeited by such officer.    The bonus target for each officer is established as a percentage of such officer’s base salary: 100% for the Company’s Chief Executive Officer and 50% for the Company’s Chief Financial Officer, Senior Vice President — Shared Services and Executive Vice President—Operations.  The actual bonuses payable for each executive officer will be based on the Company’s actual performance for the year compared to the performance target and, if applicable, his or her individual performance for the year and can be higher or lower than the targeted percentage of salary based on whether the performance goals are nearly achieved, achieved or exceeded.

Stock Option Awards

                The Committee and Board also approved and the Company has made, effective May 10, 2005, certain stock option awards under the Amended and Restated Click Commerce, Inc. Employee Stock Option and Stock Award Plan (the “Stock Plan”) to certain of its management personnel, including its executive officers.  The Stock Plan, and the form of Stock Option Award Agreement attached hereto as Exhibit 10.15 to this Current Report on Form 8-K and incorporated herein by reference, set forth the terms and conditions of the stock option awards.  The following table sets forth information regarding grants to those executive officers identified below:

	Number of Stock	Exercise Price Per
Name and Position	Options (1)	Share (2)
Michael W. Ferro, Jr. Chairman and Chief Executive Officer	50,000	$17.28
Michael W. Nelson Chief Financial Officer and Treasurer	13,333	$17.28
Justin C. Dearborn Senior Vice President – Shared Services	10,000	$17.28
Nancy Koenig Executive Vice President – Operations	13,333	$17.28

(1)	Options will vest on November 10, 2005.
(2)	The exercise price is based on an average of the high and the low price of the Common Stock on the Nasdaq National Market on May 10, 2005.

 Adoption of Employee Stock Purchase Plan

                On May 5, 2005, at the annual meeting of the Company’s stockholders, the stockholders ratified and approved the Company’s 2005 Employee Stock Purchase Plan.  The 2005 Employee Stock Purchase Plan allows eligible employees to purchase shares of the Company’s Common Stock through payroll deductions of up to 10% of compensation.  A copy of the Company’s 2005 Employee Stock Purchase Plan is filed as Exhibit 10.16 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

                                                (c)           Exhibits

Exhibit No.	Description

10.14	Employment Arrangement with Nancy Koenig dated May 5, 2005

10.15	Form of Stock Option Award Agreement.

10.16	2005 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.

Date: May 11, 2005
/s/ Michael W. Nelson
Name: Michael W. Nelson
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.14	Employment Arrangement with Nancy Koenig dated May 5, 2005

10.15	Form of Stock Option Award Agreement.

10.16	2005 Employee Stock Purchase Plan